REGISTRATION NO. 333-xxxxxx
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              ---------------------
CONSECO, INC.                   INDIANA                     35-1468632
(Exact name of the          (State or other               (I.R.S. Employer
 Registrant as specified     jurisdiction of              Identification No.)
 in its charter)             incorporation or
                             organization)

                            11825 N. Pennsylvania St.
                              Carmel, Indiana 46032
                                 (317) 817-6100
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                              ---------------------
                              John J. Sabl, Esquire
                                  Conseco, Inc.
                            11825 N. Pennsylvania St.
                              Carmel, Indiana 46032
                                 (317) 817-6092
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ---------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.     [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




================================================================================


                         Calculation of Registration Fee
--------------------------------------------------------------------------------
TITLE OF EACH CLASS  AMOUNT     PROPOSED MAXIMUM PROPOSED MAXIMUM   AMOUNT OF
OF SECURITIES TO     TO BE       OFFERING PRICE  AGGREGATE OFFERING REGISTRATION
BE REGISTERED        REGISTERED  PER UNIT (1)    PRICE (1)             FEE
--------------------------------------------------------------------------------

Common Stock
(no par value)     3,582,000 shares   $29.25        $104,773,500      $29,127.03
--------------------------------------------------------------------------------

             (1) Estimated solely for the purpose of determining the registration fee. Calculated on the basis of the average of the high and low reported prices of the Registrant's Common Stock on the New York Stock Exchange on June 28, 1999.

                         -------------------------------


             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                   Subject to Completion, Dated June 29, 1999

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.









PROSPECTUS                                                         June __, 1999




                                3,582,000 Shares


                                  CONSECO, INC.

                                  Common Stock


         These shares are being offered for sale by UBS AG, London Branch under the terms of a forward agreement between UBS and Conseco.

         The common stock is traded on the New York Stock Exchange under the symbol "CNC." On June 28, 1999, the last reported sale price for the common stock on the New York Stock Exchange was $29-1/16 per share.

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                                    Warburg Dillon Read LLC

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements, registration statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W. Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

         We have filed with the SEC a registration statement under the Securities Act of 1933 to register the common stock offered by this prospectus. This prospectus is only part of the registration statement and does not contain all of the information in the registration statement and its exhibits because certain parts are allowed to be omitted by SEC rules. Statements in this prospectus about documents filed as an exhibit to the registration statement or otherwise filed with the SEC are only summary statements and may not contain all the information that may be important to you. For further information about us, and the common stock offered under this prospectus, you should read the registration statement, including its exhibits and the documents incorporated into it by reference.

         The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. We incorporated by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d)of the Securities Exchange Act of 1934 until we sell all of the common stock offered under this prospectus.

          1. Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

          2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

          3. The description of the common stock in the registration statements filed by us pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating any such description.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

         You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

           James W. Rosensteele, Senior Vice President, Corporate Communications Conseco, Inc.
           11825 N. Pennsylvania Street
           Carmel, Indiana 46032
           Telephone: (317) 817-4418

                                  CONSECO, INC.

           We are a financial services holding company. We conduct and manage our business through two operating segments, reflecting our major lines of business: (1) insurance and fee-based operations and (2) finance operations. Our insurance subsidiaries develop, market and administer supplemental health insurance, annuity, individual life insurance, individual and group major medical insurance and other insurance products. Our finance subsidiaries originate, purchase, sell and service consumer and commercial finance loans. Since 1982, we have acquired 19 insurance groups. In 1998, we acquired Green Tree Financial Corporation, which comprises our finance operations. Our operating strategy is to grow our businesses by focusing our resources on the development and expansion of profitable products and strong distribution channels, to seek to achieve superior investment returns through active asset management and to control expenses.

           Our executive offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana 46032, and our telephone number is (317) 817-6100.


                                 USE OF PROCEEDS

         We will use the net proceeds from the sale of common stock to Warburg Dillon Read to reduce indebtedness by repaying commercial paper which we issued on various dates in June 1999. The weighted average interest rate of such commercial paper borrowings is approximately 5.3 percent and such borrowings are due on June 30, 1999.

                          MARKET PRICES OF COMMON STOCK

         The common stock is listed and traded on the New York Stock Exchange. The following table sets forth the quarterly dividends paid per share and the high and low sales prices per share on the New York Stock Exchange, based upon information supplied, by the Exchange. All applicable per share data have been adjusted for Conseco's two-for-one stock split distributed February 11, 1997.



                                                        Market Price          Dividends
                                                        ------------         ---------
         Period                                         High       Low         Paid
         ------                                         --------------           ----
1997:

First Quarter...................................       $43-7/8   $ 30-3/4      $.03125
Second Quarter..................................        42-7/8     34-1/4       .03125
Third Quarter...................................        50         35-1/8       .03125
Fourth Quarter..................................        50-1/16    39-7/8       .12500

1998:

First Quarter...................................       $57-7/8   $ 38-1/2      $.12500
Second Quarter..................................        58-1/8     43-1/2       .12500
Third Quarter...................................        51-3/4     26-5/8       .12500
Fourth Quarter..................................        38-1/4     22           .14000

1999:

First Quarter...................................       $37-13/16 $26-13/16    $.14000
Second Quarter (through June 28, 1999)..........        35-1/8    28           .14000


         On June 28, 1999, the last reported sale price of the common stock on the New York Stock Exchange was $29-1/16.

                         PURCHASE AND FORWARD AGREEMENTS

     Warburg Dillon Read agreed to buy 3,115,000 shares of common stock from us at $29-1/16 per share pursuant to a purchase agreement dated June 29, 1999. Warburg Dillon Read is obligated to purchase all the shares if it purchases any shares. On the same date, we also entered into a forward agreement with UBS, the parent of Warburg Dillon Read, relating to the same number of shares of common stock. That agreement is set forth in a master agreement and schedule, as well as in an equity forward confirmation. We filed copies of these documents as exhibits to the registration statement that includes this prospectus.

     Warburg Dillon Read agreed to transfer the shares it purchases from us to UBS immediately following the purchase. UBS expects to hold the shares and dispose of them as provided in the forward agreement. UBS may, however, elect to sell some or all of the shares for its own account at any time, but those sales will not change our material rights and obligations under the forward agreement. For simplicity of presentation, the following summary of the material terms of the forward agreement assumes that UBS continues to hold the shares purchased from us until termination of the transaction.

     Under the forward agreement, we agreed that on December 15, 1999, we will buy from UBS 3,115,000 shares of common stock for the same price per share Warburg Dillon Read paid to us. In the interim, we will make payments at a floating LIBOR rate on the original purchase price based on the number of shares covered by the forward agreement, less any dividends that UBS receives on the same number of shares. We may reduce the number of shares covered by the forward agreement as described below.

     Instead of buying 3,115,000 shares for cash on December 15, 1999, we may elect under the forward agreement to have UBS sell that number of shares in market transactions over a period of ten trading days ending December 15, 1999. In that case, UBS will receive the proceeds of its sales and, in addition, either:

         . if the per share proceeds of those sales, net of a $.05 commission, exceed the $29-1/16 per share original purchase price, UBS will return to us the number of shares that it did not need to sell to recover the original purchase price; or

         . if the per share net proceeds of those sales are less than the $29-1/16 per share original purchase price, we will issue additional shares that can be sold by UBS to recover the original purchase price.


         We may also choose to have UBS sell some or all of the shares purchased from us in market transactions before the December 1999 settlement process described above. In that case, our obligation under the forward agreement to purchase shares at December 15 will be reduced based on the net proceeds from the shares sold at our direction. In addition, depending on the net proceeds from those sales, UBS may return shares of common stock to us to the extent of the excess proceeds received, or we may issue additional shares to UBS that it may sell so that it receives net proceeds or payments equal to the original purchase price of the shares sold at our direction.

         We are also required under the agreements with Warburg Dillon Read and UBS to maintain an effective registration statement so that sales of shares of common stock purchased from us and any shares issued under the forward agreement may be sold under this prospectus.


                               SELLING STOCKHOLDER

         The following table sets forth certain information regarding the beneficial ownership of common stock by UBS and as adjusted to give effect to the sale of the shares covered by this prospectus. See "Plan of Distribution."

         The "Shares Beneficially Owned Prior to the Offering" include the 3,115,000 shares of common stock acquired from us pursuant to the purchase agreement, which Warburg Dillon Read agreed to transfer to UBS immediately following the purchase. In addition to the shares shown in the table, UBS may receive additional shares of common stock that we may issue to it as required by the forward agreement. See "Purchase and Forward Agreements."

                                                             Shares
                                                             Beneficially Owned
                                                             After Offering
                                                             -------------------

                   Shares
Name of Selling    Beneficially Owned    Number of Shares    Number
Stockholder        Prior to Offering     Being Offered       of Shares   Percent
---------------    -----------------     -------------       ---------   -------

UBS AG,
London Branch         3,958,096           3,115,000          843,096         *


---------------
 * Less than 1%


                              PLAN OF DISTRIBUTION

         UBS proposes to sell from time to time shares of common stock that Warburg Dillon Read initially purchased from us under the purchase agreement. UBS has the right to sell any of those purchased shares, at any time, for its own account. We can also direct UBS, at any time, to sell any purchased shares that UBS still holds at the time it receives our direction to sell. We expect that we will give UBS one or more directions to sell shares of common stock from time to time, and that in December 1999 UBS may sell shares, to settle or partially settle our obligations under the forward agreement. See "Purchase and Forward Agreements." Although it has the right to sell the purchased shares at any time, UBS currently expects to sell those shares only at our direction or on final settlement of our obligations under the forward agreement.

         If UBS sells shares of common stock at our direction or in settlement of our obligation under the forward agreement, it will, in effect, be selling shares on our behalf. If UBS fails to recover, through those sales, the original purchase price per share paid by Warburg Dillon Read under the purchase agreement, we will issue additional shares of common stock to UBS that it may sell to recover the original purchase price of the shares. See "Purchase and Forward Agreements." UBS also proposes to sell those additional shares of common stock, from time to time, under this prospectus.

         UBS will sell common stock, whether for its own account or at our direction, only through Warburg Dillon Read in ordinary market or other types of transactions, which may include block transactions, on the New York Stock Exchange, in the over-the-counter market or in any other market in which the common stock is traded, or in a combination of such methods, at market prices prevailing at the time of sale or at negotiated prices. Warburg Dillon Read and UBS are each "underwriters" under Section 2(a)(11) of the Securities Act with respect to sales of those shares. We have agreed to pay a $.05 commission for each share sold. Any fees or compensation or any net profit realized by Warburg Dillon Read or UBS on the resale of those shares may be deemed to be underwriting discounts or commissions under the Securities Act.

         Our agreements with Warburg Dillon Read and UBS provide that we will indemnify them against certain liabilities, including liabilities under the Securities Act, or contribute to payments that they may be required to make in respect of such liabilities.

         In the ordinary course of business, Warburg Dillon Read, UBS or their affiliates have engaged in commercial and investment banking transactions with us and our affiliates and may do so in the future. At the time of entering into the agreement to sell shares to Warburg Dillon Read, we agreed to pay it a fee of $905,000 for its advisory services in structuring the transaction, including the forward agreement. In addition, we have also agreed to reimburse Warburg Dillon Read and UBS for up to $150,000 of their reasonable out-of-pocket expenses, including legal fees, in connection with this transaction.

                                  LEGAL MATTERS

         The validity of the common stock will be passed upon on behalf of Conseco by John J. Sabl, Executive Vice President and General Counsel of Conseco. Mr. Sabl is a full-time employee and an officer of Conseco and owns 80,000 shares of common stock and holds options to purchase 450,000 shares of common stock. Certain legal matters will be passed upon for Warburg Dillon Read and UBS by Schiff Hardin & Waite, Chicago, Illinois. Schiff Hardin & Waite represents Conseco from time to time in connection with certain legal matters.

                                     EXPERTS

         The consolidated financial statements of Conseco at December 31, 1998 and 1997, and for each of the three years ended December 31, 1998, which are incorporated by reference in this prospectus, have been audited by
PricewaterhouseCoopers LLP, independent accountants, as set forth in their report thereon, which as to the years 1997 and 1996, insofar as such financial statements relate to Green Tree Financial Corporation, is based on the report of KPMG Peat Marwick LLP, independent auditors. The financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                TABLE OF CONTENTS

                                                                           PAGE


Where You Can Find More Information .......................................  2
Conseco, Inc. .............................................................  3
Use of Proceeds ...........................................................  3
Market Prices of Common Stock .............................................  4
Purchase and Forward Agreements ...........................................  5
Selling Stockholder .......................................................  6
Plan of Distribution ......................................................  6
Legal Matters .............................................................  7
Experts ...................................................................  7






                                  CONSECO, INC.

                                   3,582,000

                                    Shares of

                                  Common Stock




























                             Warburg Dillon Read LLC

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Advisory fee to Warburg Dillon Read LLC............................ $  905,000
Reimbursement of Warburg Dillon Read LLC expenses..................    150,000
Securities and Exchange Commission registration fee................     29,127
Legal fees and expenses............................................     20,000
Accounting fees and expenses.......................................     10,000
Printing expenses..................................................      5,000
Miscellaneous......................................................      5,873
                                                                    ----------

   Total........................................................... $1,125,000


         Except for the advisory fees to Warburg Dillon Read LLC and the SEC registration fee, all of the foregoing are estimates.

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Indiana Business Corporation Law grants authorization to Indiana corporations to indemnify officers and directors for their conduct if such conduct was in good faith and was in the corporation's best interests or, in the case of directors, was not opposed to such best interests, and permits the purchase of insurance in this regard. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation and by-laws.

         The Bylaws of Conseco provide for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he is a director, officer or employee of Conseco, if (a) such person is wholly successful with respect to such action, suit or proceeding or (b) if such person is determined to have acted in good faith, in what he or she reasonably believed to be the best interests of Conseco or at least not opposed to its best interests and, in addition, with respect to any criminal claim, is determined to have had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding and amounts paid in settlement. If such person was not wholly successful, the determination of entitlement to indemnification shall be made by one of the following methods, such method to be selected by the Board of
Directors: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who are not and have not been parties to the claim; (b) by the majority vote of a committee duly designated by the Board of Directors, consisting solely of two or more directors who are not and have not been parties to the claim; and (c) by special legal counsel.

         The above discussion of Conseco's Bylaws and the Indiana Business Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Bylaws and the Indiana Business Corporation Law.

         Conseco has purchased director and officer liability insurance which would provide coverage against certain liabilities, including liabilities under the securities laws.

ITEM 16.  EXHIBITS


      EXHIBIT NUMBER                  DESCRIPTION OF EXHIBIT

      1.1 Form of Purchase Agreement between the Company and Warburg Dillon Read LLC.

      1.2 ISDA Master Agreement dated as of April 21, 1999 between the Company and UBS AG, London Branch, with attached Schedule and form of Confirmation.

      3.1 Amended and Restated Articles of Incorporation of Conseco, Inc. were filed with the Commission as Exhibit 3.1 to Conseco's Annual Report on Form 10-K for the year ended December 31, 1997, and are incorporated herein by this reference.

      3.2 Amended and Restated Bylaws of Conseco, Inc. were filed with the Commission as Exhibit 3.2 to its Report on Form 10-Q for the quarter ended June 30, 1998 and are incorporated herein by this reference.

      5.1     Opinion of John J. Sabl, Esquire.

      23.1    Consent of John J. Sabl, Esquire (included in Exhibit 5.1 hereto).

      23.2    Consent of PricewaterhouseCoopers LLP.

      23.3    Consent of KPMG Peat Marwick LLP.

      24.1    Power of Attorney (included on the signature page hereto).


ITEM 17.  UNDERTAKINGS

      (a)    The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i)    To include any  prospectus  required by Section 10(a)
                           (3) of the Securities Act of 1933;


                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.


                           Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on June 28, 1999.

                                              CONSECO, INC.


                                              By: /s/ ROLLIN M. DICK
                                                  ------------------------------
                                                  Rollin M. Dick,
                                                    Executive Vice President and
                                                    Chief Financial Officer

                                POWER OF ATTORNEY

     Each person whose signature to this Registration Statement appears below hereby appoints John J. Sabl and Karl W. Kindig, and each of them, either of whom may act without the joinder of the other, as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration
Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           SIGNATURE                 TITLE                                      DATE
           ---------                 -----                                      ----



/s/ STEPHEN C. HILBERT
-----------------------------     Director, Chairman of the Board,              June 28, 1999
     Stephen C. Hilbert           President and Chief Executive Officer
                                  (Principal Executive Officer)


/s/ ROLLIN M. DICK
-----------------------------      Director, Executive Vice President           June 28, 1999
     Rollin M. Dick                and Chief Financial Officer
                                   (Principal Financial Officer)


/s/ JAMES S. ADAMS
-----------------------------      Senior Vice President, Chief                 June 28, 1999
     James S. Adams                Accounting Officer and Treasurer
                                   (Principal Accounting Officer)


/s/ LAWRENCE M. COSS
-----------------------------      Director                                     June 28, 1999
     Lawrence M. Coss



/s/ NGAIRE E. CUNEO
-----------------------------      Director                                     June 28, 1999
     Ngaire E. Cuneo



/s/ DAVID R. DECATUR
-----------------------------      Director                                     June 28, 1999
     David R. Decatur


                                      II-6



/s/ M. PHIL HATHAWAY
-----------------------------      Director                                     June 28, 1999
     M. Phil Hathaway



/s/ DONALD F. GONGAWARE
-----------------------------      Director                                     June 28, 1999
     Donald F. Gongaware



/s/ JAMES D. MASSEY
-----------------------------      Director                                     June 28, 1999
     James D. Massey



/s/ DENNIS E. MURRAY, SR.
-------------------------------    Director                                     June 28, 1999
     Dennis E. Murray, Sr.



/s/ JOHN M. MUTZ
-----------------------------      Director                                     June 28, 1999
     John M. Mutz



/s/ ROBERT S. NICKOLOFF
-----------------------------      Director                                     June 28, 1999
     Robert S. Nickoloff



                                      II-7